UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

0 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2005, the Registrant entered into death benefit agreements with each of the following executive vice presidents of the Registrant (each, an "Executive"):

Andrew R. Milstein
Stephen E. Milstein
Mark A. Nesci

Each of the Executives is also a director of the Registrant. The Registrant's Board of Directors approved the death benefit agreements on November 8, 2005, with the Executives abstaining from such vote. Each such agreement provides that, subject to certain conditions set forth in the agreement, the Registrant will pay to the Executive's estate or designated beneficiary within thirty (30) days after the death of the Executive a death benefit payable at the election of the payee in (i) a lump sum of One Million Dollars ($1,000,000) less applicable withholding taxes, (ii) five (5) equal annual installments of Two Hundred Thousand Dollars ($200,000) each (together, in the case of each installment after the first, with interest on the unpaid balance, less withholding taxes applicable to such installment) or (iii) the form of an annuity selected by the payee to be purchased by the Company with One Million Dollars ($1,000,000), net of applicable withholding taxes.

Each death benefit agreement is identical in all material respects to the Registrant's form of Executive Death Benefit Agreement, attached as Exhibit 10.1 hereto, which is incorporated into this Report in its entirety.

ITEM 8.01     OTHER EVENTS

On November 14, 2005, the Registrant's Board of Directors declared a dividend of $0.04 per share of Common Stock, $1.00 par value per share, payable in cash on January 9, 2006 to stockholders of record on November 28, 2005. The Registrant issued a press release on November 14, 2005 announcing the dividend. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.	Description
10.1	Form of Executive Death Benefit Agreement
99.1	Press Release dated November 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: November 14, 2005	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of Executive Death Benefit Agreement
99.1	Press Release dated November 14, 2005